Exhibit 3.2
FORM No. 2
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)
Wejo Group Limited
1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.
2.    We, the undersigned, namely,

Name and Address	Bermudian Status	Nationality	Number of
Shares	(Yes or No)		Subscribed
Appleby Global Corporate Services (Bermuda) Ltd Canon’s Court 22Victoria Street Hamilton HM 12 Bermuda	Yes	Bermuda	1
Do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.  The Company is to be an exempted Company as defined by the Companies Act 1981.
4. The Company, with the consent of the Minister of Finance, has the power to hold land situate in Bermuda not exceeding   in all, including the following parcels:-
Not Applicable
5. The authorized share capital of the Company is US$10.00 divided into 10 shares of US$1.00 each.
6.   The objects for which the Company is formed and incorporated are:-
Unrestricted
7.   The following are provisions regarding the powers of the Company:-
(i)    has the powers of a natural person;
(ii)subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;
(iii)has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and
(iv)has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.
Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

Subscriber	Witnesses
Subscribed this 21st day of May 2021

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Registration No. 56698 The Companies Act 1981 CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of Wejo Group Limited was delivered to the Registrar of Companies on the 12th day of December 2022 in accordance with section 45(3) of the Companies Act 1981 (the "Act"). Kenneth Joaquin Registrar of Companies 13th day of December 2022

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Memorandum of Increase of Share Capital The Companies Act 1981 Wejo Group Limited (56698) Filing Date Shareholdings 13-Dec-2022 09:25:32 Submitted By APPLEBY GLOBAL CORPORATE SERVICES (BERMUDA) LTD DAWN SIMONS-BAISDEN BERMUDA, CANON'S COURT, 22 VICTORIA ST., HAMILTON, PEMBROKE, HM 12 Currency Authorised share capital Increase by Authorised share capital as increased USD - United States Dollar 10.00